Exhibit 10.1
XENOMICS, INC.

AMENDED STOCK OPTION GRANT AGREEMENT
FOR NONSTATUTORY STOCK OPTIONS

Xenomics, Inc., a Florida corporation (the “Company”) hereby amends as of April 18, 2006 the January 16, 2006 option (the “Option”) grant to Christoph Bruening (the “Optionee”), that is NOT intended to qualify as an incentive stock option (“ISO”) pursuant to Section 422(b) of the Internal Revenue Code, to purchase shares of the Company’s common stock (“Stock”) in the number and subject to terms and conditions of this Stock Option Grant Agreement (the “Grant Agreement”), the Company’s 2004 Stock Option Plan (the “Plan”) and the Terms of Option Agreement for Nonstatutory Stock Options (the “Option Agreement”). The provisions of the Plan and the Option Agreement are incorporated herein by reference, and copies of the Plan and Option Agreement have been given to Optionee. The following are the general terms of the Option for shares of Stock (“Option Shares”) granted to Optionee by this Grant Agreement.

The grant date of the Option (“Grant Date”) is January 16, 2006.

The number of Option Shares granted to Optionee is 40,000 shares of Stock.

The exercise price (“Exercise Price”) at which Optionee can purchase Option Shares is $1.80 per share.

This Option shall be immediately vested.

Notwithstanding Section 6 of the Option Agreement and Section 6.6 of the Plan, this Option shall expire, and be of no further force or effect, on the tenth anniversary of the Grant Date.

Net Exercise is available to Optionee.

The Optionee represents that he/she is familiar with the terms and provisions of the Option Agreement, including the Unvested Share Repurchase Option, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Option. The Optionee acknowledges receipt of a copy of the Plan.

OPTIONEE	XENOMICS, INC.

________________________	By:_______________

Address:_________________	Its:_______________
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